UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2021

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Corvus Gold Inc.

(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-39437	98-0668473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1750, 700 West Pender Street Vancouver, British Columbia, Canada	V6C 1G8
(Address of Principal Executive Offices)	(Zip Code)

(604) 638-3246

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	KOR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2021, Corvus Gold Inc. (the “Company”) and its wholly-owned subsidiary, Corvus Gold (USA) Inc. (“Corvus USA”) entered into a US$20 million unsecured loan and guaranty agreement (the “Loan Agreement”) with AngloGold Ashanti North America Inc. (“AngloGold”) to fund the ongoing permitting and pre-development work at the Company’s North Bullfrog project as well as ongoing exploration at its Mother Lode and Lynnda Strip projects (the “Loan”).  Under the terms of the Loan Agreement, AngloGold will loan up to US$20 million to Corvus USA with the obligations of Corvus USA under the Loan Agreement guaranteed by the Company.

Upon execution of the Loan Agreement AngloGold will fund US$5 million of the loan amount to Corvus USA, with the remaining amount to be funded upon draw requests by Corvus USA, in its sole discretion, to AngloGold at any time prior to the loan repayment date in amounts equal to or less than US$5 million.  The loan is subject to repayment upon the earliest to occur of (i) twelve months after the execution date of the Loan Agreement, (ii) the receipt of all material federal, state, and local permits and approvals required for the construction of any Mining Project (as defined in the Loan Agreement) for which the Company, Corvus USA or Corvus Gold Nevada Inc. (collectively, the “Corvus Group”) is an owner (either wholly or in part) or joint venture partner, (iii) the sale or other transfer, to any person or entity (including without limitation any affiliate or subsidiary), of any Mining Asset (as defined in the Loan Agreement) or Mining Project that is held, either individually or jointly and either wholly or in part, by any member of the Corvus Group, or (iv) any Change of Control (as defined in the Loan Agreement), whether direct or indirect, of any member of the Corvus Group.

The Loan will bear interest at the rate of 1.10725% based on a year consisting of 365 days (or 366 days in the event of a leap year), with interest computed daily based on the actual number of days elapsed with interest beginning to accrue 180 days after the execution date of the Loan Agreement. A minimum of 70% of the Loan amount must be spent on work directly associated with permitting, constructing or operating one or more Mining Projects under the full or partial ownership or control of any member of the Corvus Group. The Loan is subject to immediate repayment upon notice following any event of default under the Loan Agreement, which includes breach of any representation or warranty of the Company or the occurrence of a material adverse effect.

In connection with the Loan, the Company granted to AngloGold an exclusivity period of 90 days where the Company will abstain from all discussions or actions related to material transactions involving Company assets or change in share structure.

The above description of the material terms of the Loan Agreement is qualified in its entirety by the terms and conditions of the Loan Agreement which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 6, 2021, the Company issued a press release announcing the Loan Agreement.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Loan Agreement
99.1*	Press Release, dated May 6, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corvus Gold Inc.

Date: May 6, 2021	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius
President & Chief Executive Officer